SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


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       Date of Report (Date of earliest event reported) JANUARY 20, 1998
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                         COUNTRY STAR RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)


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   DELAWARE                        0-23136                  62-1536550
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(State or other           (Commission File Number)         (IRS Employer
jurisdiction of                                          Identification No.)
incorporation)


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            4929 WILSHIRE BOULEVARD, SUITE 428, LOS ANGELES, CA      90010
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               (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code  213/634-5588
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ITEM 9.  OTHER EVENTS


         Country Star Restaurants, Inc. (the "Company") reports on material developments involving its Las Vegas, Nevada restaurant.

         The Company opened its Country Star Las Vegas restaurant on the "Strip" in Las Vegas in July, 1996. The restaurant was owned by a Nevada limited liability company (the limited liability company is referred to herein as the "Restaurant Operator"). The Company was the manager of and held the majority interest in the Restaurant Operator. The other members of the Restaurant Operator were Cirrus, Cirrus LLC ("Cirrus"), a Delaware limited liability company and NevStar LLC ("NevStar"), a Nevada limited liability company. NevStar was also the landlord of the restaurant's facility.

         The Company was in arrears in the payment of October, November and December, 1997 rent due under the lease. The aggregate amount of the arrearages were $195,000.

         NevStar as Landlord of the restaurant facility served a notice which purported to terminate the lease as of December 22, 1997 for non-payment of rent. The Landlord agreed not to take any actions to terminate the lease prior to December 24, 1997. Management of the Company negotiated with NevStar as Landlord for an agreement under which the Landlord would buy out the remaining term of the lease.

         Management was unable to reach an agreement with NevStar as Landlord regarding a buy out of the lease and NevStar as Landlord would not agree to delay its termination of the lease beyond December 24, 1997. The Company then caused the Restaurant Operator to commence a federal bankruptcy proceeding in order to preserve the remainder of the lease and the rights thereunder as an asset of the Restaurant Operator. Such a bankruptcy proceeding had to be commenced before the legal termination of the lease in order for the lease and the rights thereunder to remain an asset of the Restaurant Operator.

         The Company, NevStar as Landlord and the other members of the Restaurant Operator have reached a settlement of their disputes and the bankruptcy proceeding. Under the term of the settlement, all of the following transactions closed simultaneously.

         The Company purchased the interest of Cirrus in the Restaurant Operator for aggregate consideration of $200,000 cash and 2,250,000 shares of the Company's authorized common stock. The shares of common stock were issued under section 4(2) of the Securities Act of 1933, as amended. The Company agreed to file a registration statement permitting the resale of the shares.



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         (Prior to the settlement, Mirage Resorts, Inc. ("Mirage") a Nevada corporation, through an affiliate, Restaurant Ventures of Nevada, Inc. ("RVNI") purchased NevStar from its owners, thereby acquiring NevStar's interests as Landlord of the restaurant facility and as a member of the Restaurant Operator.)

         The Company sold all of its interest in the Restaurant Operator, including the interest purchased from Cirrus, to Mirage for consideration of $1,550,000 cash. Mirage became the holder of all of the interests in the Restaurant Operator. The Company agreed to pay when due all of the trade payables of the Restaurant Operator and resigned as manager of the Restaurant Operator.

         RVNI agreed to a new lease of the restaurant facility directly to the Company. The new lease will take effect upon dismissal of the bankruptcy proceeding commenced by the Restaurant Operator. The new lease includes the provisions of the prior lease to Restaurant Operator with certain modifications. The modifications include a reduction in the base rent payable from $65,000 per month to an amount equal to one-half (1/2) of the Company's positive cash flow from operating the restaurant (with no reduction for the Company's corporate overhead expenses). All arrearages currently due under the prior lease will be waived. The new lease shall terminate on September 30, 1998, unless RVNI and the Company mutually agree in writing to extend the lease on a month-to-month basis. The Company has agreed to continue to manage the restaurant under the existing management agreement until the effective date of the new lease.

         The Company, Mirage and the Restaurant Operator agreed to seek jointly the dismissal of the Restaurant Operator's bankruptcy proceeding.

         The Company shall use the net proceeds from the sale of its interest in the Restaurant Operator to Mirage for working capital and repayment of indebtedness.




ITEM 7.  EXHIBITS


1. LLC Interest Purchase Agreement and Assignment between the Company and Mirage Resorts International, Inc.

2. Agreement regarding new lease between the Company and Restaurant Ventures of Nevada, Inc.




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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on January 20, 1998.


                                     COUNTRY STAR RESTAURANTS, INC.
                                              (Registrant)




Dated:  JANUARY 20, 1998           /s/ DAN J. RUBIN
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                                       (Signature)
                                       Dan J. Rubin,
                                       Chief Executive Officer and
                                       President






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